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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 21, 1997, except as to Note 13, which is as of May 12, 1997 and Note 15, which is as of August 6, 1997, relating to the financial statements of Pegasus Systems, Inc., which appears on page F-2 of Pegasus Systems, Inc.'s previously filed Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-28595). We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1996 listed under Item 16(b) of such previously filed Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included the Financial Statement Schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."




PRICE WATERHOUSE LLP

Dallas, Texas
August 6, 1997